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                                                                      EXHIBIT 15



                          ACCOUNTANT'S AWARENESS LETTER



August 6, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 6, 2004 on our review of interim financial information of Pride International, Inc. (the "Company") for the three and six month periods ended June 30, 2004 and June 30, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (Registration Nos. 333-66644 and 333-66644-01), in its Registration Statements on Form S-3 (Registration Nos. 333-40014, 333-44925, 333-89604, 333-107996 and 333-107051) and in its
Registration Statement on Form S-8 (Registration No. 333-115588).

Very truly yours,

/s/ PricewaterhouseCoopers LLP


Houston, Texas